Exhibit 99.1

UNIVERSAL AMERICAN STATEMENT REGARDING CMS ACTION

Rye Brook, NY — November 22, 2010 — Universal American (NYSE: UAM) announced today that the Centers for Medicare and Medicaid Services (CMS) on November 19, 2010 notified the Company of the imposition of intermediate sanctions suspending marketing to and the enrollment of new members in the Company’s Medicare Advantage plans, effective December 5, 2010.  According to CMS, the suspension relates primarily to agent oversight and market conduct issues.

The CMS action does not affect current members in Universal American’s Medicare Advantage plans, nor does it affect the marketing, enrollment or membership in the Company’s stand-alone Medicare Prescription Drug plans.

Richard Barasch, Chairman and CEO of Universal American, stated, “Compliance is integral to Universal American’s culture and operations and we are working diligently to resolve these issues with CMS as quickly as possible.  We are committed to continually improving our systems, processes and procedures for the benefit of our members and healthcare providers.”

About Universal American Corp.

Universal American, through our family of healthcare companies, offers health benefit plans designed to promote collaboration among our members and their healthcare professionals. This Healthy CollaborationSM improves, each day, the health and well-being of more than two million older and disabled Americans. For more information on Universal American, please visit our website at www.UniversalAmerican.com.

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Forward Looking Statements

This news release and oral statements made from time to time by our executive officers may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA.  Statements in this news release that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “project,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties,  trends and conditions in the Company’s business and competitive strengths, all of which involve risks and uncertainties.  Where, in any forward-looking statement, we or our management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished.  Our actual results may differ materially from our expectations, plans or projections.  We warn you that forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond our ability to control or predict with accuracy and some of which we might not even anticipate.  We give no assurance that we will achieve our expectations and we do not assume responsibility for the accuracy and completeness of the forward-looking statements.  Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of our SEC reports. We caution readers not to place undue reliance on these forward-looking statements that speak only as of the date made.  A summary of the information set forth in the “Risk Factors” section of our SEC filings and other risks includes, but is not limited to the following: the recent CMS action suspending marketing to and enrollment of new members in the Company’s Medicare Advantage plans could have a material adverse effect on the Company’s business, financial condition and results of operations; the recently enacted healthcare legislation and subsequent rules promulgated by CMS could have a material adverse effect on our opportunity for growth and our future results; the potential that CMS and/or other regulators could impose significant fines, penalties or operating restrictions on the Company; we may be unable to execute our plan to respond to the challenges resulting from the passage into law of the Medicare Improvements for Patients and Providers Act of 2008; we are subject to extensive government regulation; compliance with laws and regulations is complex and expensive, and any violation of the laws and regulations applicable to us could reduce our revenues and profitability and otherwise adversely affect our operating results; changes in governmental regulation or legislative reform could also increase our costs of doing business and adversely affect our profitability; our Medicare Advantage business is subject to an annual competitive bidding process that could adversely affect our profitability; our Part D business is subject to an annual competitive bidding process and if we are unable to bid below the benchmark, we could lose our auto-assigned dual eligible members; our reserves may not be adequate; CMS’s risk adjustment payment system and budget neutrality factors make our revenue and profitability difficult to predict and could result in material retroactive adjustments to our results of operations; if we are unable to develop and maintain satisfactory relationships with the providers of care to our members, our profitability could be adversely affected and we may be precluded from operating in some markets; competition in the insurance, healthcare, PBM and pharmacy industries is intense, and if we do not design and price our products properly and competitively, our membership and profitability could decline; reductions in funding for Medicare programs could materially reduce our profitability; if we fail to effectively execute our Medicare initiatives and our other operational and strategic initiatives, our business could be materially adversely affected; we have incurred and may in the future incur significant expenses in connection with the implementation and expansion of our new Medicare Advantage plans, which could adversely affect our operating results; given the current economic climate, Universal American’s stock and the stock of other companies in the insurance industry may be increasingly subject to stock price and trading volume volatility; we have debt outstanding that contains restrictive covenants which place limitations on how we conduct business; we may be unable to access other sources of financing should we require additional external financing and may be unable to obtain waivers of relevant covenants or, if they arise, defaults under our debt agreements, including as a result of regulatory actions; downgrades in our debt ratings, should they occur, may adversely affect our business, financial condition and results of operations; and other risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission.  All forward-looking statements included in this release are based upon information available to Universal American as of the date of the release, and we assume no obligation to update or revise any such forward-looking statements.

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CONTACT:	- OR-	INVESTOR RELATIONS COUNSEL:
Robert A. Waegelein		The Equity Group Inc.
Executive Vice President &		www.theequitygroup.com
Chief Financial Officer (914) 934-8820		Linda Latman (212) 836-9609